Exhibit 99.1

Plum Creek Timber Company, Inc. 601 Union St, Suite 3100 Seattle, Washington 98101 206 467 3600

News Release

For more information contact:
For immediate release	Investors: John Hobbs 1-800-858-5347
October 26, 2015	Media: Kathy Budinick 1-888-467-3751

Plum Creek Reports Results for Third Quarter 2015

SEATTLE - Plum Creek Timber Company, Inc. (NYSE: PCL) today announced third quarter earnings of $100 million, or $0.58 per diluted share, on revenues of $414 million. Earnings for the third quarter of 2014 were $61 million, or $0.34 per diluted share, on revenues of $375 million. The results for the third quarter of 2014 included a $3 million, or $0.02 per diluted share, after-tax gain from insurance recoveries related to a fire at the company’s medium density fiberboard (MDF) plant in June 2014.

Earnings for the first nine months of 2015 were $163 million, or $0.93 per diluted share, on revenues of $1.1 billion. For the first nine months of 2014, earnings were $146 million, or $0.82 per diluted share, on revenues of $1.0 billion. Results for the first nine months of 2014 included a $2 million, or $0.01 per share, after-tax gain reflecting insurance recoveries net of the fire losses from the MDF fire.

Adjusted EBITDA, a non-GAAP measure of operating performance, for the first nine months of 2015 was $472 million, higher than the $389 million in the same period of 2014. The growth in adjusted EBITDA is largely the result of the timing of Real Estate activity during 2015. A reconciliation of adjusted EBITDA to net income and cash flow from operations is provided as an attachment to this release.

“Earnings for the third quarter were better than we initially anticipated with good performance from each of our business segments despite uneven demand and more challenging near-term market conditions,” said Rick Holley, chief executive officer. “As always, our operations are remaining flexible, adjusting to local market conditions with the goal of maximizing the value of our harvests over the long term.”

Review of Third Quarter Operations

The Northern Resources segment reported operating income of $6 million during the third quarter, compared to the $13 million reported during the third quarter of 2014. Overall harvest volumes were about 167,000 tons, or 16 percent, lower than the same period of 2014. Fire restrictions during the quarter limited harvesting activity somewhat in the western states, impacting the segment’s sawlog harvest by approximately 50,000 tons. Fire damaged only 350 acres of Plum Creek lands despite the active Western fire season. Average sawlog prices in the third quarter declined about $4 per ton, or 5 percent, from near record levels reported in the prior year. Average pulpwood prices increased $4 per ton, about 9 percent, over the third quarter of 2014. Pulpwood demand remained strong as mills in the Lake States and New England found it challenging to build log inventories due to tight supply conditions in both regions.

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Exhibit 99.1

Operating income in the Southern Resources segment was $33 million, down $2 million from the third quarter of 2014. Although harvest volumes were largely unchanged compared to the third quarter of 2014, the harvest mix shifted toward a higher component of pulpwood. Average sawlog prices were comparable to those reported a year ago, while Southern pulpwood prices increased $1 per ton, approximately 5 percent, over the same period.

The Real Estate segment reported revenue of $129 million and operating income of $84 million in the third quarter of 2015. Third quarter 2014 revenue was $69 million and operating income was $34 million. Results for the third quarter of 2015 included the previously disclosed sale of approximately 98,000 acres of non-strategic timberlands in Florida for $1,230 per acre. The company also sold 3,700 acres of recreation lands for $2,015 per acre and 1,060 acres of small non-strategic timberlands, primarily in New England, for $650 per acre during the quarter.

The Manufacturing segment reported operating income of $8 million for the third quarter compared to $16 million for the third quarter of 2014. The 2014 results included a $5 million pre-tax insurance recovery gain. Excluding the non-recurring gain, results in the third quarter of 2014 were $11 million. The $3 million decline in profitability compared to the prior year is primarily due to weaker results from the lumber product line.

Operating income from the Energy and Natural Resources segment was $5 million, down $1 million from the third quarter of 2014. The decrease in earnings was primarily the result of lower royalty income from coal and natural gas assets compared to the third quarter of 2014.

Joint Venture

During the third quarter of 2015, the company announced it had formed a joint venture with several institutional investors to own and sustainably manage a portfolio of U.S. timberlands. The joint venture, Twin Creeks Timber, LLC, will provide the institutional investors an opportunity to co-invest in timberlands currently owned by Plum Creek and to purchase other high quality timberlands on the open market. The initial portfolio, valued at approximately $560 million ($2,150 per acre), will consist of 260,000 acres of Southern U.S. timberland located in five states and will be sourced from Plum Creek timberlands in the region. In January 2016, Plum Creek will sell timberlands valued at approximately $420 million to Twin Creeks for cash, and contribute timberlands valued at approximately $140 million for a 25 percent equity interest in the joint venture. The venture is expected to begin operations in January 2016.

“The formation of Twin Creeks is an exciting opportunity for Plum Creek. We’ve structured the venture to align the interests of both our institutional investor partners and Plum Creek,” continued Holley. “The transaction confirms the value of our Southern timberland portfolio, preserves our market presence and economies of scale, creates a platform for future growth, and sources capital that can be used to benefit our long-term shareholders.”

Share Repurchase

During the third quarter of 2015, the company repurchased $50 million of common stock, approximately 1.3 million shares at an average price of $39.20 per share. During the first nine months of the year, the company repurchased $100 million of common stock, nearly 2.5 million shares at an average price of $40.30 per share. As of September 30, 2015, the company had $200 million remaining on its share repurchase authorization.

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Exhibit 99.1

Outlook

Residential construction markets continue to slowly recover and the company expects housing activity will reach 1.1 million starts during 2015. During the first nine months of the year, the North American lumber supply exceeded demand and led to declining lumber prices. Late in the third quarter, sawmills throughout North America began adjusting their production schedules and lumber markets are firming in response. The company expects housing starts to increase approximately 14 percent in 2016 to about 1.25 million starts, with continued growth beyond 2016 to demographically supportable levels of about 1.5 million starts.

“With residential construction growth continuing at a slow pace and sawmill customers adjusting production levels in response to weaker prices, we are planning to operate conservatively during the balance of 2015,” continued Holley. “We are adjusting our near-term harvest plans to match customer demand in our local timber markets and expect prices in most markets to remain at third quarter levels. This is consistent with our longstanding goal of maximizing the net present value of our timber assets.”

During the fourth quarter, harvest levels in the Northern and Southern Resources segments are expected to be similar to third quarter levels, but less than original plans. As a result, overall harvest levels for the year are expected to be between 18.5 and 19.0 million tons, which is lower than the initial harvest plans for the year.

Fourth quarter Real Estate segment revenues are expected to be between $35 and $45 million and the Manufacturing and Energy and Natural Resources segments are expected to report fourth quarter results similar to the third quarter of 2015.

The company expects to report fourth quarter earnings between $0.13 and $0.18 per share resulting in full-year earnings between $1.06 and $1.11 per share.

“We have long pursued a strategy designed to grow the value of our timberland portfolio over time. Our steady investment in forest productivity and our active portfolio management has built one of the most productive and diversified timberland portfolios in the nation. The recent announcement of the Twin Creeks Joint Venture highlights the value of our long-term approach to timberland management and our ongoing commitment to disciplined capital allocation. We will continue to allocate the capital we generate to the opportunities that benefit our long-term shareholders including debt retirement and share repurchases,” concluded Holley.

Earnings Conference Call and Supplemental Information

Plum Creek will hold a conference call today, October 26, 2015, at 5:00 p.m. ET (2:00 p.m. PT). A live webcast of the conference call may be accessed through Plum Creek’s website at www.plumcreek.com by clicking on the “Investors” section.

Investors without Internet access should dial 1-800-572-9852 at least 10 minutes prior to the start of the call, referencing Plum Creek’s earnings conference call. Those wishing to access the call from outside the United States and Canada should dial 1-706-645-9676, also referencing Plum Creek’s earnings conference call. Replay of the call will be available for 48 hours after completion of the live call and can be accessed at 1-855-859-2056 or 1-404-537-3406 (international calls), using the code 50838166.

Supplemental financial information for Plum Creek operations, including statistical data and reconciliations to non-GAAP measures is available in the Investors section of Plum Creek’s website at www.plumcreek.com.

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Exhibit 99.1

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Plum Creek is among the largest and most geographically diverse private landowners in the nation with more than 6 million acres of timberlands in 19 states. We also operate wood products mills in the Northwest. We manage our working forests using sustainable practices to benefit Plum Creek’s many stakeholders. Our employees work together to create shareholder value, serve as stewards of the environment, make wood products for everyday use, and build strong communities. Please visit www.plumcreek.com for the latest information about Plum Creek.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seek," "approximately," "intends," "plans," "estimates," or "anticipates," or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses, and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

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Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Nine Months Ended September 30,
(In Millions, Except Per Share Amounts)	2015	2014
REVENUES:
Timber	$548	$563
Real Estate	263	169
Manufacturing	271	275
Energy and Natural Resources	24	26
Other	16	15
Total Revenues	1,122	1,048

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	405	407
Real Estate	144	75
Manufacturing	236	241
Energy and Natural Resources	8	8
Other	14	14
Total Cost of Goods Sold	807	745
Selling, General and Administrative	100	82
Total Costs and Expenses	907	827

Other Operating Income (Expense), net	6	9

Operating Income	221	230

Earnings from Unconsolidated Entities	66	44

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	81	81
Interest Expense (Note Payable to Timberland Venture)	43	43
Total Interest Expense, net	124	124

Income before Income Taxes	163	150

Provision (Benefit) for Income Taxes	—	4

Net Income	$163	$146

PER SHARE AMOUNTS:

Net Income per Share – Basic	$0.93	$0.82
Net Income per Share – Diluted	$0.93	$0.82

Weighted-Average Number of Shares Outstanding
– Basic	175.2	177.0
– Diluted	175.5	177.3

SUPPLEMENTAL INCOME STATEMENT INFORMATION:
Equity Earnings from Timberland Venture	$59	$48
Equity Earnings (Loss) from Real Estate Development Ventures	7	(4)
Earnings from Unconsolidated Entities	$66	$44

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Quarter Ended September 30,
(In Millions, Except Per Share Amounts)	2015	2014
REVENUES:
Timber	$186	$200
Real Estate	129	69
Manufacturing	85	91
Energy and Natural Resources	8	8
Other	6	7
Total Revenues	414	375

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	139	144
Real Estate	43	35
Manufacturing	76	78
Energy and Natural Resources	3	3
Other	4	6
Total Cost of Goods Sold	265	266
Selling, General and Administrative	35	23
Total Costs and Expenses	300	289

Other Operating Income (Expense), net	1	5

Operating Income	115	91

Earnings from Unconsolidated Entities	25	15

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	27	27
Interest Expense (Note Payable to Timberland Venture)	14	14
Total Interest Expense, net	41	41

Income before Income Taxes	99	65

Provision (Benefit) for Income Taxes	(1)	4

Net Income	$100	$61

PER SHARE AMOUNTS:

Net Income per Share – Basic	$0.58	$0.34
Net Income per Share – Diluted	$0.58	$0.34

Weighted-Average Number of Shares Outstanding
– Basic	174.3	176.8
– Diluted	174.6	177.1

SUPPLEMENTAL INCOME STATEMENT INFORMATION:
Equity Earnings from Timberland Venture	$19	$16
Equity Earnings (Loss) from Real Estate Development Ventures	6	(1)
Earnings from Unconsolidated Entities	$25	$15

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In Millions, Except Per Share Amounts)	September 30, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and Cash Equivalents	$81	$92
Accounts Receivable	43	38
Inventories	59	61
Deferred Tax Asset	6	6
Assets Held for Sale	39	98
Other Current Assets	16	15
	244	310

Timber and Timberlands, net	3,924	4,009
Minerals and Mineral Rights, net	283	289
Property, Plant and Equipment, net	113	120
Equity Investment in Timberland Venture	217	217
Equity Investment in Real Estate Development Ventures	107	126
Deferred Tax Asset	28	23
Investment in Grantor Trusts (at Fair Value)	45	48
Other Assets	43	45
Total Assets	$5,004	$5,187

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$439	$439
Line of Credit	42	95
Accounts Payable	36	27
Interest Payable	32	22
Wages Payable	21	31
Taxes Payable	17	10
Deferred Revenue	30	23
Other Current Liabilities	16	10
	633	657

Long-Term Debt	1,976	1,976
Note Payable to Timberland Venture	783	783
Other Liabilities	106	100
Total Liabilities	3,498	3,516

Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 Par Value, Authorized Shares – 75.0, Outstanding – None	—	—
Common Stock, $0.01 Par Value, Authorized Shares – 300.6, Outstanding (net of Treasury Stock) – 173.6 at September 30, 2015 and 175.9 at December 31, 2014	2	2
Additional Paid-In Capital	2,963	2,955
Retained Earnings (Accumulated Deficit)	(340)	(271)
Treasury Stock, at Cost, Common Shares – 30.8 at September 30, 2015 and 28.3 at December 31, 2014	(1,094)	(992)
Accumulated Other Comprehensive Income (Loss)	(25)	(23)
Total Stockholders’ Equity	1,506	1,671
Total Liabilities and Stockholders’ Equity	$5,004	$5,187

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
(In Millions)	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$163	$146
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization (Includes $2 MDF Fire Impairment Loss in 2014)	99	101
Basis of Real Estate Sold	131	60
Earnings from Unconsolidated Entities	(66)	(44)
Distributions from Timberland Venture	59	57
Distributions from Real Estate Development Ventures	7	—
Deferred Income Taxes	(5)	2
Working Capital Changes	25	3
Other	9	(3)
Net Cash Provided By (Used In) Operating Activities	422	322

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures, Excluding Timberland Acquisitions (Includes $9 MDF Fire Replacement Capital in 2014)	(61)	(65)
Timberlands Acquired	(7)	—
Contributions to Real Estate Development Ventures	(5)	(9)
Distributions from Real Estate Development Ventures	24	5
Insurance Recoveries (Property Damage)	2	3
Sales/(Purchases) of Marketable Securities, net	1	—
Other	(1)	—
Net Cash Provided By (Used In) Investing Activities	(47)	(66)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(232)	(234)
Borrowings on Line of Credit	374	985
Repayments on Line of Credit	(427)	(1,300)
Proceeds from Stock Option Exercises	1	2
Acquisition of Treasury Stock	(102)	(52)
Net Cash Provided By (Used In) Financing Activities	(386)	(599)

Increase (Decrease) In Cash and Cash Equivalents	(11)	(343)
Cash and Cash Equivalents:
Beginning of Period	92	433

End of Period	$81	$90

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Quarter Ended September 30,
(In Millions)	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$100	$61
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	34	35
Basis of Real Estate Sold	39	29
Earnings from Unconsolidated Entities	(25)	(15)
Distributions from Timberland Venture	29	29
Distributions from Real Estate Development Ventures	6	—
Deferred Income Taxes	(3)	2
Working Capital Changes	10	(4)
Other	5	(4)
Net Cash Provided By (Used In) Operating Activities	195	133

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures, Excluding Timberland Acquisitions (Includes $5 MDF Fire Replacement Capital in 2014)	(23)	(25)
Timberlands Acquired	—	—
Contributions to Real Estate Development Ventures	(3)	(5)
Distributions from Real Estate Development Ventures	22	4
Insurance Recoveries (Property Damage)	1	3
Other	(1)	—
Net Cash Provided By (Used In) Investing Activities	(4)	(23)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(77)	(78)
Borrowings on Line of Credit	158	237
Repayments on Line of Credit	(224)	(237)
Proceeds from Stock Option Exercises	—	1
Acquisition of Treasury Stock	(50)	(50)
Net Cash Provided By (Used In) Financing Activities	(193)	(127)

Increase (Decrease) In Cash and Cash Equivalents	(2)	(17)
Cash and Cash Equivalents:
Beginning of Period	83	107

End of Period	$81	$90

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Nine Months Ended September 30,
(In Millions)	2015	2014
Revenues:
Northern Resources	$172	$198
Southern Resources	393	386
Real Estate	263	169
Manufacturing	271	275
Energy and Natural Resources	24	26
Other	16	15
Eliminations	(17)	(21)
Total Revenues	$1,122	$1,048

Operating Income (Loss):
Northern Resources	$22	$34
Southern Resources	96	99
Real Estate	114	91
Manufacturing (A)	31	35
Energy and Natural Resources	15	18
Other (B)	7	(5)
Other Costs and Eliminations, net	(57)	(46)
Total Operating Income	$228	$226

Adjusted EBITDA by Segment: (C)
Northern Resources	$42	$55
Southern Resources	158	158
Real Estate	245	152
Manufacturing	39	47
Energy and Natural Resources	22	24
Other	22	(2)
Other Costs and Eliminations, net	(56)	(45)
Total	$472	$389

(A)
During the second quarter of 2014, we experienced a fire at our MDF facility and recorded a $2 million loss representing the net book value of the building and equipment damaged or destroyed by the fire. For the nine-month periods ended September 30, 2015 and September 30, 2014, we recorded gains related to insurance recoveries of $3 million and $9 million, respectively. Insurance recoveries were received for costs incurred to rebuild or replace the damaged building and equipment and for business interruption costs. Both the building and equipment loss and the insurance recoveries are reported as Other Operating Gain (Loss) in our Manufacturing Segment and are included in Other Operating Income (Expense), net in the Consolidated Statements of Income.

(B)
For segment reporting, Equity Earnings (Loss) from Real Estate Development Ventures is included in Operating Income (Loss) for the Other Segment. Equity earnings of $7 million and an equity loss of $4 million were recorded for the nine-month periods ended September 30, 2015 and September 30, 2014, respectively.

(C)	Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Quarter Ended September 30,
(In Millions)	2015	2014
Revenues:
Northern Resources	$55	$71
Southern Resources	136	136
Real Estate	129	69
Manufacturing	85	91
Energy and Natural Resources	8	8
Other	6	7
Eliminations	(5)	(7)
Total Revenues	$414	$375

Operating Income (Loss):
Northern Resources	$6	$13
Southern Resources	33	35
Real Estate	84	34
Manufacturing (A)	8	16
Energy and Natural Resources	5	6
Other (B)	6	(1)
Other Costs and Eliminations, net	(21)	(13)
Total Operating Income	$121	$90

Adjusted EBITDA by Segment: (C)
Northern Resources	$13	$20
Southern Resources	54	57
Real Estate	123	64
Manufacturing	11	19
Energy and Natural Resources	8	8
Other	15	1
Other Costs and Eliminations, net	(21)	(13)
Total	$203	$156

(A)
During the second quarter of 2014, we experienced a fire at our MDF facility and recorded a $2 million loss representing the net book value of the building and equipment damaged or destroyed by the fire. For the quarterly periods ended September 30, 2015 and September 30, 2014, we recorded gains related to insurance recoveries of $1 million and $5 million, respectively. Insurance recoveries were received for costs incurred to rebuild or replace the damaged building and equipment and for business interruption costs. Both the building and equipment loss and the insurance recoveries are reported as Other Operating Gain (Loss) in our Manufacturing Segment and are included in Other Operating Income (Expense), net in the Consolidated Statements of Income.

(B)
For segment reporting, Equity Earnings (Loss) from Real Estate Development Ventures is included in Operating Income (Loss) for the Other Segment. Equity earnings of $6 million and an equity loss of $1 million were recorded for the quarterly periods ended September 30, 2015 and September 30, 2014, respectively.

(C)	Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

Plum Creek Timber Company, Inc.
Segment Data - Adjusted EBITDA
Reconciliation of Operating Income and Net Cash
Provided by Operating Activities
(Unaudited)

We define Adjusted EBITDA as earnings from continuing operations, excluding Equity Earnings from the Timberland Venture, and before interest expense (including any gains or losses from extinguishment of debt), taxes, depreciation, depletion, amortization, and basis in real estate sold. In addition to including Equity Earnings or Loss from Real Estate Development Ventures in Adjusted EBITDA, we also include, as an add back to Operating Income for the Other Segment, our proportional share of depreciation, depletion, amortization, and basis in real estate sold from this equity method investment. Adjusted EBITDA is not considered a measure of financial performance under U.S. generally accepted accounting principles (U.S. GAAP) and the items excluded from Adjusted EBITDA are significant components of our consolidated financial statements.

We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period, and each business segment’s contribution to that performance, by eliminating non-cash charges to earnings, which can vary significantly by business segment. These non-cash charges include timber depletion, depreciation of fixed assets and the basis in real estate sold. We also use Adjusted EBITDA as a supplemental liquidity measure because we believe it is useful in measuring our ability to generate cash. In addition, we believe Adjusted EBITDA is commonly used by investors, lenders and rating agencies to assess our financial performance.

A reconciliation of Adjusted EBITDA to net income and net cash from operating activities, the most directly comparable U.S. GAAP performance and liquidity measures, is provided in the following schedules:

	Nine Months Ended September 30, 2015

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment (1)
Northern Resources	$22	$20	$—	$42
Southern Resources	96	62	—	158
Real Estate	114	—	131	245
Manufacturing	31	8	—	39
Energy and Natural Resources	15	7	—	22
Other	7	1	14	22
Other Costs and Eliminations	(60)	1	—	(59)
Other Unallocated Operating Income (Expense), net	3	—	—	3
Total	$228	$99	$145	$472

Reconciliation to Net Income (2)
Equity Earnings from Timberland Venture	59
Interest Expense	(124)
(Provision) Benefit for Income Taxes	—
Net Income	$163

Reconciliation to Net Cash Provided By Operating Activities (1)
Net Cash Flows from Operations				$422
Interest Expense				124
Amortization of Debt Costs				(1)
Provision (Benefit) for Income Taxes				—
Distributions from Timberland Venture				(59)
Distributions from Real Estate Development Ventures				(7)
Equity Earnings, Depletion, Amortization, and Basis of Real Estate Sold from Real Estate Development Ventures				22
Deferred Income Taxes				5
Gain on Sale of Properties and Other Assets				—
Timber Deed Acquired				—
Pension Plan Contributions				—
Working Capital Changes				(25)
Other				(9)
Adjusted EBITDA				$472

(1) Includes Equity Earnings from Real Estate Development Ventures ($7 million) in Operating Income for the Other Segment, along with our proportional share of depreciation, depletion, amortization ($1 million), and basis in real estate sold ($14 million) from this equity method investment.
(2) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Nine Months Ended September 30, 2014

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment (1)
Northern Resources	$34	$21	$—	$55
Southern Resources	99	59	—	158
Real Estate	91	1	60	152
Manufacturing	35	12	—	47
Energy and Natural Resources	18	6	—	24
Other	(5)	1	2	(2)
Other Costs and Eliminations	(48)	1	—	(47)
Other Unallocated Operating Income (Expense), net	2	—	—	2
Total	$226	$101	$62	$389

Reconciliation to Net Income (2)
Equity Earnings from Timberland Venture	48
Interest Expense	(124)
(Provision) Benefit for Income Taxes	(4)
Net Income	$146

Reconciliation to Net Cash Provided By Operating Activities (1)
Net Cash Flows from Operations				$322
Interest Expense				124
Amortization of Debt Costs				(1)
Provision (Benefit) for Income Taxes				4
Distributions from Timberland Venture				(57)
Distributions from Real Estate Development Ventures				—
Equity Earnings, Depletion, Amortization and Basis of Real Estate Sold from Real Estate Development Ventures				(1)
Deferred Income Taxes				(2)
Gain on Sale of Properties and Other Assets				—
Timber Deed Acquired				—
Pension Plan Contributions				—
Working Capital Changes				(3)
Other				3
Adjusted EBITDA				$389

(1) Includes Equity Loss from Real Estate Development Ventures ($4 million) in Operating Income for the Other Segment, along with our proportional share of depreciation, depletion, amortization ($1 million), and basis in real estate sold ($2 million) from this equity method investment.
(2) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarter Ended September 30, 2015

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment (1)
Northern Resources	$6	$7	$—	$13
Southern Resources	33	21	—	54
Real Estate	84	—	39	123
Manufacturing	8	3	—	11
Energy and Natural Resources	5	3	—	8
Other	6	1	8	15
Other Costs and Eliminations	(21)	—	—	(21)
Other Unallocated Operating Income (Expense), net	—	—	—	—
Total	$121	$35	$47	$203

Reconciliation to Net Income (2)
Equity Earnings from Timberland Venture	19
Interest Expense	(41)
(Provision) Benefit for Income Taxes	1
Net Income	$100

Reconciliation to Net Cash Provided By Operating Activities (1)
Net Cash Flows from Operations				$195
Interest Expense				41
Amortization of Debt Costs				—
Provision (Benefit) for Income Taxes				(1)
Distributions from Timberland Venture				(29)
Distributions from Real Estate Development Ventures				(6)
Equity Earnings, Depletion, Amortization, and Basis of Real Estate Sold from Real Estate Development Ventures				15
Deferred Income Taxes				3
Gain on Sale of Properties and Other Assets				—
Timber Deed Acquired				—
Pension Plan Contributions				—
Working Capital Changes				(10)
Other				(5)
Adjusted EBITDA				$203

(1) Includes Equity Earnings from Real Estate Development Ventures ($6 million) in Operating Income for the Other Segment, along with our proportional share of depreciation, depletion, amortization ($1 million), and basis in real estate sold ($8 million) from this equity method investment.
(2) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarter Ended September 30, 2014

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment (1)
Northern Resources	$13	$7	$—	$20
Southern Resources	35	22	—	57
Real Estate	34	1	29	64
Manufacturing	16	3	—	19
Energy and Natural Resources	6	2	—	8
Other	(1)	—	2	1
Other Costs and Eliminations	(13)	—	—	(13)
Other Unallocated Operating Income (Expense), net	—	—	—	—
Total	$90	$35	$31	$156

Reconciliation to Net Income (2)
Equity Earnings from Timberland Venture	16
Interest Expense	(41)
(Provision) Benefit for Income Taxes	(4)
Net Income	$61

Reconciliation to Net Cash Provided By Operating Activities (1)
Net Cash Flows from Operations				$133
Interest Expense				41
Amortization of Debt Costs				—
Provision (Benefit) for Income Taxes				4
Distributions from Timberland Venture				(29)
Distributions from Real Estate Development Ventures				—
Equity Earnings, Depletion, Amortization, and Basis of Real Estate Sold from Real Estate Development Ventures				1
Deferred Income Taxes				(2)
Gain on Sale of Properties and Other Assets				—
Timber Deed Acquired				—
Pension Plan Contributions				—
Working Capital Changes				4
Other				4
Adjusted EBITDA				$156

(1) Includes Equity Loss from Real Estate Development Ventures ($1 million) in Operating Income for the Other Segment, along with our proportional share of depreciation, depletion, amortization ($0), and basis in real estate sold ($2 million) from this equity method investment.
(2) Includes reconciling items not allocated to segments for financial reporting purposes.